UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

Dollarama Group L.P.

Dollarama Group Holdings L.P.

(Exact name of registrants as specified in their charters)

Quebec, Canada	333-134550 333-143444	Not Applicable
(State or other jurisdiction of incorporation or organization)	Commission File Numbers:	(I.R.S. Employer Identification No.)

5805 Royalmount Avenue

Montreal, Quebec H4P 0A1

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (514) 737-1006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 10, 2009, Dollarama Inc. (f/k/a Dollarama Capital Corporation) (“Dollarama”), the parent company of Dollarama Group L.P. and Dollarama Group Holdings L.P. (collectively, the “Partnership”), filed a preliminary prospectus (the “Preliminary Prospectus”) in Canada relating to its proposed initial public offering (the “IPO”) of common shares and intends to apply to the Toronto Stock Exchange to have the common shares listed on such exchange. The Partnership’s parent company formerly known as Dollarama Capital Corporation has changed its name to Dollarama Inc. in contemplation of the proposed IPO.

The Partnership is disclosing under this Item 7.01 the information furnished as Exhibit 99.1 which is incorporated by reference herein. Exhibit 99.1 contains the Preliminary Prospectus which was filed in Canada on September 10, 2009. The Preliminary Prospectus includes certain descriptions of and information concerning the Partnership’s business, capital structure and debt arrangements, as well as discussions of its historical financial statements that have not been previously disclosed.

The information in this Current Report on Form 8-K under this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any of the Partnership’s filings with the Securities and Exchange Commission or any other document, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of Dollarama or of the Partnership.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Preliminary Prospectus dated September 10, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLARAMA GROUP L.P.

DOLLARAMA GROUP HOLDINGS L.P.

By: Dollarama Group GP Inc., general partner

By:	/S/ LARRY ROSSY
Name: Larry Rossy
Title: Chief Executive Officer

Date: September 10, 2009

EXHIBIT INDEX

99.1	Preliminary Prospectus dated September 10, 2009